Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 10-K of Frontier Financial Corporation for the year ended December 31, 2004 and to the incorporation by reference in Registration Statement Numbers 333-48805, 333-73217, 333-54362, 333-37242 and 333-50882 on Forms S-8 of our report dated January 14, 2005.

/s/ Moss Adams LLP

Bellingham, Washington March 10, 2005